                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                November 11, 2008
                Date of Report (Date of earliest event reported)

                            NOVASTAR FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

           Maryland                    001-13533              74-2830661
-------------------------------     ----------------     -------------------
(State or other jurisdiction of     (Commission File       (I.R.S. Employer
incorporation or organization)          Number)          Identification No.)

               8140 Ward Parkway, Suite 300, Kansas City, MO 64114
               ---------------------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (816) 237-7000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[  ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 11, 2008, Rodney Schwatken, age 44, was appointed principal accounting officer. He will also remain as Chief Financial Officer of the
Company a position he has held since January 2008. From March 2006 through
January 2008, Mr. Schwatken had been the Company's Vice President - Strategic
Initiatives where he was responsible for special projects, generally related to corporate development and management of the Company's strategic transactions.
From March 1997 until March 2007, Mr. Schwatken held various titles including
Vice President, Secretary, Treasurer and Controller (Chief Accounting Officer)
of the Company and was responsible for corporate accounting, including implementation of accounting policies and procedures and developing and implementing proper internal control over all financial recordkeeping. From June
1993 to March 1997, when he joined the Company, Mr. Schwatken was Accounting
Manager with U.S. Central Credit Union, a $30 billion dollar investment, liquidity and technology resource for the credit union industry. From January
1987 to June 1993, Mr. Schwatken was employed by Deloitte & Touche LLP in Kansas
City, Missouri, most recently as an audit manager.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NOVASTAR FINANCIAL, INC.

DATE:  November 17,  2008              /s/ Rodney Schwatken
                                       -----------------------------------------
                                       Rodney Schwatken
                                       Chief Financial Officer